Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Experts" and "Summary of Financial Data" and to the use of our report dated March 4, 2004 in the Registration Statement and related Prospectus of Voice Mobility International Inc. for the registration of 7,596,612 shares of its common stock.

/s/ ERNST & YOUNG LLP

Vancouver, Canada, December 1, 2004.	Chartered Accountants